Exhibit 99.1

Montage Announces Shareholder Approval for Acquisition by Shanghai Pudong Science and

Technology Investment Co. Ltd.

SHANGHAI, China, AUGUST 1, 2014 – Montage Technology Group Limited (Nasdaq: MONT) (“Montage Technology” or “Montage” or the “Company”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, today announced the results of its extraordinary general meeting of shareholders (the “EGM”) held on July 31, 2014 in Shanghai, China. Shareholders voted to approve the Agreement and Plan of Merger, dated June 11, 2014 (the “Merger Agreement”), under which Shanghai Pudong Science and Technology Investment Co. Ltd. (“PDSTI”), a wholly state-owned limited liability company directly under Pudong New Area government of Shanghai, will acquire all of the outstanding ordinary shares of Montage for US$22.60 per ordinary share by way of a merger (the “Merger”).

At the EGM, shareholders constituting a valid quorum were present in person or by proxy and approved all of the resolutions proposed in the EGM notice, which included approval, by special resolution, of (1) the Merger, (2) the Merger Agreement and (3) any and all transactions (the “Transactions”) contemplated by the Merger Agreement (including, but not limited to, the plan of merger to be filed with the Registrar of Companies in the Cayman Islands to give effect to the Merger and the amendment and restatement of Montage’s Memorandum and Articles of Association). Approximately 66.55% of the outstanding shares of Montage voted at the EGM, with approximately 99.4% of such voted shares voting in favor of these resolutions. As such, each of the Merger, the Merger Agreement and the Transactions was duly approved by the Company’s shareholders.

Completion of the Merger remains subject to the satisfaction or waiver of other customary closing conditions set forth in the Merger Agreement, including the receipt of the required regulatory approvals described in the Merger Agreement.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the Company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging marketing environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the Company’s website at www.montage-tech.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements.

Forward-looking statements can be identified by terminology such as “will”, “should”, “expects”, “anticipates”, “future”, “intends”, “plans”, “projects”, “predicts”, “believes”, “estimates”, “forecasts”, “may” and similar statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements inherently involve certain risks and uncertainties. Factors or risks that could cause our actual results to differ materially from the results are more fully described in our filings with the Securities and Exchange Commission, which are available through our website at www.montage-tech.com. Factors that relate to the proposed acquisition of Montage include the risk that we may not obtain regulatory approval of the transactions contemplated by the definitive agreement on the proposed terms and schedule; the risk that the transaction will impair our ability to maintain third party relationships following the announcement of the transaction; the risk that the parties may not be able to satisfy the conditions to closing of the transactions contemplated by the definitive agreement; and the risk that the transactions contemplated by the definitive agreement may not be completed in the time frame expected by the parties or at all. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Company Contact:

Montage Technology

Mark Voll, CFO

P: 408-982-2780 or 86-21-6128-5678 x8618

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 972-239-5119 ext. 125

E: mkreps@sheltongroup.com